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                                                                     EXHIBIT 4.5

Unofficial English Translation of:
Register of Notarial Instr., Rec. No. 2002/213
May 20, 2002
Stephan Cueni, Notary Public
Basel, Switzerland                                                 Executed Copy

                                     RAG AG

                              RAG BETEILIGUNGS-GMBH

                           RAG PROJEKTGESELLSCHAFT MBH

                             EBV AKTIENGESELLSCHAFT

                                     E.ON AG

                              CHEMIE VERWALTUNGS AG

                            E.ON VERMOGENSANLAGE GMBH



                                   ----------

                               FRAMEWORK AGREEMENT

                                   ----------


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Register of Notarial Instr., Rec. No. 2002/213

                              NOTARIZED INSTRUMENT

                                    AGREEMENT


Heard in Basel, Switzerland, this day, May 20, 2002 (May the twentieth, two-thousand-and-two).

The persons below appeared before me, the undersigned Notary Public,

                                 STEPHAN CUENI,

at my chambers in Basel, Switzerland:

1. Mr. Johannes Perlitt, born August 29, 1962, Attorney-at-Law, German citizen, having his principal place of business at Mainzer Landstrasse 46, DE-60325 Frankfurt am Main, Germany, and residing at Arndtstrasse 6, DE-61462 Konigstein am Taunus, Germany, and identified to the undersigned Notary Public by means of a valid national identity card, and according to his own declaration, acting not on his own behalf, but rather, with all personal liability excluded, as the duly authorized representative of

         RAG Aktiengesellschaft, having its registered office at Rellinghauser Strasse 1-11, D-45128 Essen, Germany, and being registered under Registration No. HRB 1712 in the Commercial Register of the Essen District Court (Amtsgericht) in Germany, as evidenced by a power of attorney dated May 16, 2002, the original of which was submitted to the undersigned Notary Public, and of which a copy, duly authorized by the undersigned Notary Public, is annexed hereto, said power of attorney being supported by an attested specimen of the holder's signature and a notarized instrument certifying the holder as a duly authorized representative,

                                      - hereinafter also referred to as "RAG" -;

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                                                                               2


2. Ms. Barbara Zihlmann (lic.iur.), born February 20, 1975, lawyer, Swiss citizen, residing at Schulgasse 12, CH-4105 Biel-Benken, Switzerland, of identity established to the satisfaction of the undersigned Notary Public, and according to her own declaration, acting not on her own behalf, but rather, with all personal liability excluded, as the duly authorized representative of

         RAG Beteiligungs-GmbH, having its registered office at Rellinghauser Strasse 1-11, D-45128 Essen, Germany, and being registered under Registration No. HRB 5398 in the Commercial Register of the Essen District Court (Amtsgericht) in Germany,

         as evidenced by a power of attorney dated May 16, 2002, the original of which was submitted to the undersigned Notary Public, and of which a copy, duly authorized by the undersigned Notary Public, is annexed hereto, said power of attorney being supported by an attested specimen of the holder's signature and a notarized instrument certifying the holder as a duly authorized representative,

                                       - hereinafter also referred to as "BG" -;

3. Mr. Tobias Treyer (lic.iur.), born August 16, 1973, lawyer, Swiss citizen, residing at Rebgasse 18, CH-4144 Arlesheim, Switzerland, of identity established to the satisfaction of the undersigned Notary Public, and according to his own declaration, acting not on his own behalf, but rather, with all personal liability excluded, as the duly authorized representative of

         RAG Projektgesellschaft mbH, having its registered office at Rellinghauser Strasse 1-11, D-45128 Essen, Germany, and being registered under Registration No. HRB 16415 in the Commercial Register of the Essen District Court (Amtsgericht) in Germany,

         as evidenced by a power of attorney dated May 16, 2002, the original of which was submitted to the undersigned Notary Public, and of which a copy, duly authorized by the undersigned Notary Public, is annexed hereto, said power of attorney being supported by an attested specimen of the holder's signature and a notarized instrument certifying the holder as a duly authorized representative,

                              - hereinafter also referred to as "the Offerer" -;


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4.       Mr. Philipp Rupp (lic.iur.), born June 10, 1970, lawyer, Swiss citizen, residing at Rebgasse 21, CH-4058 Basel, Switzerland, of identity established to the satisfaction of the undersigned Notary Public, and according to his own declaration, acting not on his own behalf, but rather, with all personal liability excluded, as the duly authorized representative of

         EBV Aktiengesellschaft, having its registered office in D-52134 Herzogenrath, Germany, and being registered under Registration No. HRB 293 in the Commercial Register of the Aachen District Court (Amtsgericht) in Germany,

         as evidenced by a power of attorney dated May 16, 2002, the original of which was submitted to the undersigned Notary Public, and of which a copy, duly authorized by the undersigned Notary Public, is annexed hereto, said power of attorney being supported by an attested specimen of the holder's signature and a notarized instrument certifying the holder as a duly authorized representative,

                                      - hereinafter also referred to as "EBV" -;

5. Dr. Olaf Muller-Michaels, born January 27, 1967, Attorney-at-Law, German citizen, having his principal place of business at Breite Strasse 69, DE-40213 Dusseldorf, Germany, and residing at Kleverstrasse 73, DE-40477 Dusseldorf, Germany, and identified to the undersigned Notary Public by means of a valid national identity card, and according to his own declaration, acting not on his own behalf, but rather, with all personal liability excluded, as the duly authorized representative of

         a) E.ON AG, a stock corporation having its registered office at E.ON-Platz 1, D-40479 Dusseldorf, Germany, and being registered under Registration No. HRB 22315 in the Commercial Register of the Dusseldorf District Court (Amtsgericht) in Germany,

                  as evidenced by a power of attorney dated May 17, 2002, the original of which was submitted to the undersigned Notary Public, and of which a copy, duly authorized by the undersigned Notary Public, is annexed hereto, said power of attorney being supported by an attested specimen of the holder's signature and a notarized instrument certifying the holder as a duly authorized representative,



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                                     - hereinafter also referred to as "E.ON" -,

         and as the duly authorized representative of

         b) Chemie Verwaltungs AG, having its registered office at E.ON-Platz 1, D-40479 Dusseldorf, Germany, and being registered under Registration No. HRB 15722 in the Commercial Register of the Dusseldorf District Court (Amtsgericht) in Germany,

                  as evidenced by a power of attorney dated May 17, 2002, the original of which was submitted to the undersigned Notary Public, and of which a copy, duly authorized by the undersigned Notary Public, is annexed hereto, said power of attorney being supported by an attested specimen of the holder's signature and a notarized instrument certifying the holder as a duly authorized representative,

                                     - hereinafter also referred to as "CVAG" -,

         and as the duly authorized representative of

         c) E.ON Vermogensanlage GmbH, having its registered office at E.ON-Platz 1, D-40479 Dusseldorf, Germany, and being registered under Registration No. HRB 34226 in the Commercial Register of the District Court (Amtsgericht), Dusseldorf, Germany,

                  as evidenced by a power of attorney dated May 17, 2002, the original of which was submitted to the undersigned Notary Public, and of which a copy, duly authorized by the undersigned Notary Public, is annexed hereto, said power of attorney being supported by an attested specimen of the holder's signature and a notarized instrument certifying the holder as a duly authorized representative,

                                  - hereinafter also referred to as "E.ON VG" -.

       - Hereinafter, RAG, BG, the Offerer, EBV, E.ON, CVAG and E.ON VG are also referred to collectively as "the Parties" -.

The Notary Public explained to the persons appearing the prohibition on conflicts of interest imposed on Notaries Public by the Notaries Public legislation of the City of Basel (EG ZGB Section 233(1)(4)) and by the German Notarization and Authentication Act (Beurkundungsgesetz, Section 3(1)(7)). Accordingly, the Parties and the Notary Public


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confirmed that neither the Notary Public, his practice partners, nor any person with whom the Notary public works in a professional capacity or with whom the Notary Public shares chambers within the meaning of said legislation had had any prior dealings with the matter herein notarized. The persons appearing, acting in the capacities as defined herein above, made the following declarations and requested that said declarations be notarized and entered in the Register of Notarial Instruments:

                                    RECITAL:

A. RAG holds a stake in Ruhrgas AG, Essen, ("Ruhrgas") equivalent to approximately 18.3948% ("stake in Ruhrgas"), made up as follows:

         - a direct interest of approximately 0.1480 %; that is, of the Euro 1,125,000,000 capital stock in Ruhrgas, which is divided into 440,000,000 non-certificated quasi no-par-value shares (Stuckaktien), RAG directly owns 651,200 shares,

         - an indirect interest equivalent to approximately 18.0377432 % (the equivalent of a Euro 202,924,611 stake in the capital stock of Ruhrgas) via its subsidiary, BG, which holds a stake with a nominal value of Euro 83,002,970.61 ("eighty-three million, two-thousand, nine-hundred-and-seventy euro and sixty-one euro cents") in Bergemann GmbH, Essen, ("Bergemann"), a company registered under Registration No. HRB 5963 in the Commercial Register of the District Court, Essen, and which in turn holds a stake in Ruhrgas equal to approximately 34.7558 %, and

         - an indirect interest equivalent to approximately 0.20920906666667% (the equivalent of a Euro 2,353,602 stake in the capital stock of Ruhrgas) via EBV, an affiliate in which RAG indirectly holds approximately 99% of the stock, which holds a stake with a nominal value of Euro 962,711.48 ("nine-hundred-and-sixty-two thousand seven-hundred-and-eleven euro and forty-eight euro cents") in Bergemann (the stakes in Bergemann held by BG and EBV will, in the following, be referred to collectively as "RAG's holdings in Bergemann").

B. RAG is willing to sell its stake in Ruhrgas, and E.ON is willing to acquire this stake. To this end, E.ON and RAG on March 1 and March 5, 2003, signed a Heads of Agreement for the sale and purchase of RAG's stake in Ruhrgas ("Heads of Agreement"). In the Heads of Agreement, E.ON and RAG agreed that RAG would sell its stake in Ruhrgas only if RAG, by using the purchase money from the sale of


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                                                                               6


         the stake in Ruhrgas as well as other sources of finance, were able to acquire and finance a majority holding in another company that, from RAG's viewpoint, is suitable and comparable to the stake in Ruhrgas. RAG, BG, EBV and E.ON will today implement the Heads of Agreement by entering into a notarized purchase agreement (the "Ruhrgas Purchase Agreement").

C. The Parties are in agreement that the reinvestment referred to in paragraph B above will take the form of a step-by-step acquisition of a total stake of 50.1% of the shares in Degussa AG, Dusseldorf (hereinafter referred to as "Degussa", and said 50.1% stake therein as "the stake in Degussa"), by RAG Projektgesellschaft mbH, a wholly-owned affiliate of BG, hereinafter also referred to as "the Offerer".

D. Degussa has a capital stock of Euro 205,623,590, which is divided into 205,623,590 quasi no-par-value bearer shares (auf den Inhaber lautende Stuckaktien). Via direct and indirect interests, E.ON holds the equivalent of 132,752,610 shares (the equivalent, approximately, of a 64.56% stake) in Degussa, made up as follows:

         -        a direct holding of 96,467,040 shares (approximately 46.914%),

         - an indirect holding of 32,805,570 shares (approximately 15.954%) via its wholly-owned subsidiary, CVAG, and

         - an indirect holding of 3,480,000 shares (approximately 1.692%) via its wholly-owned subsidiary, E.ON VG.

E. It is intended that the stake in Degussa be acquired in two stages. The objective of the first stage, to be completed in 2002, is to give RAG and E.ON equal stakes in Degussa by means of a public tender offer ("Tender Offer") submitted by the Offerer in which E.ON, CVAG, and E.ON VG will participate to an extent specified herein; in the second stage, the objective of which is to give the Offerer a majority stake in Degussa, the Offerer will acquire additional shares in Degussa from E.ON, CVAG or E.ON VG by means of a forward purchase contract ("Forward Purchase Contract") which will be concluded today between RAG, BG, the Offerer, and E.ON and which will take effect on May 31, 2004.

F. RAG will finance its indirect acquisition of the stake in Degussa partly from the proceeds of the sale of the stake in Ruhrgas, including the increase amounts and interest stipulated in the Ruhrgas Purchase Agreement (the "purchase price for the


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                                                                               7


         stake in Ruhrgas"). Most of the remainder of the purchase price for the stake in Degussa will be financed via a bridge loan granted to BG by the banks ("the Banks") as per the loan agreement (the "Loan Agreement") and collateralized via the security contracts ("Security Contracts") indicated in the Loan Agreement. BG intends to repay this loan using the proceeds of other stake sell-offs.

G. The Security Contracts include the creation of a security interest in those Degussa shares acquired by the Offerer in the first and second acquisition phases that are financed by loan funds. In contexts relating to Degussa shares financed by loan funds during the loan-financing phase, references in the Transaction Contracts (as defined below), the Loan Agreement, and the Security Contracts to the acquisition of Degussa shares by the Offerer refer to the acquisition of the voting rights and rights to dividend payments.

H. RAG, the Offerer, E.ON, CVAG, and E.ON VG will today enter into a shareholders' agreement ("Shareholders' Agreement"), effective as from the time when the Degussa shares submitted for sale to the Offerer on the basis of acceptance of the Tender Offer are actually acquired by the Offerer ("Completion of the Tender Offer"). By said Shareholders' Agreement, RAG, the Offerer, E.ON, CVAG, and E.ON VG will bundle their interests as shareholders of Degussa.

I. The purpose of this Framework Agreement is to record the individual steps required for completing the transactions intended by the Parties (acquisition of the stake in Ruhrgas by E.ON, loan to BG, acquisition of the stake in Degussa by the Offerer, and Shareholders' Agreement by the shareholders in Degussa) and put in place the required legal framework. The Ruhrgas Purchase Agreement, the Forward Purchase Contract, and the Shareholders' Agreement will be referred to collectively as the "Other Transaction Contracts", and the term "the Transaction Contracts" will be used to refer collectively to said contracts/agreements and this Framework Agreement. A list of the definitions used in the Transaction Agreements is provided in Schedule 1 hereto.

J. The transactions (including the Tender Offer) framed by this Framework Agreement and draw-downs under to the Loan Agreement are, as per the relevant provisions in the Transaction Contracts, the Loan Agreement and the Tender Offer, subject, among other things, to the condition precedent that the government of the Federal Republic


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                                                                               8


         of Germany and the government of the federal state (Land) of North Rhine-Westphalia shall have approved the overall transaction as described herein above.

NOW, THEREFORE, in consideration of the above provisions, the Parties hereby agree as follows:

                          I. RUHRGAS PURCHASE AGREEMENT

1.       SALE OF STAKE IN RUHRGAS BY RAG, BG AND EBV TO E.ON

1.1 RAG, BG and EBV for their part, and E.ON for its part shall on this day conclude the Ruhrgas Purchase Agreement, a contract in notarized form which gives effect to the sale to E.ON of the stake in Ruhrgas subject to the conditions precedent stated in said Ruhrgas Purchase Agreement, and which transfers the stake in Ruhrgas to E.ON subject to certain conditions precedent being met, as per the draft attached hereto as
         Schedule 1.1.

1.2 RAG shall apply the purchase price received for the stake in Ruhrgas to the acquisition of the stake in Degussa.

                                II. TENDER OFFER

2.       TENDER OFFER

2.1 The Offerer, a wholly-owned affiliate of BG, shall submit a tender offer for Degussa which shall be subject to the conditions precedent stated in this Framework Agreement.

2.2 Immediately after this Framework Agreement has been duly executed and notarized, the Offerer shall notify the organizations specified in
         Section 10(2) of the German Securities Acquisition and Takeover Act
         (WpUG) of its decision to submit a tender offer for Degussa, and, following this, publish the details of its decision, including details of the offer price, as required by Section 10(1) of the German Securities Acquisition and Takeover Act (WpUG).

2.3 The tender-offer documentation which the Offerer is required by Section 11 of the German Securities Acquisition and Takeover Act (WpUG) to publish shall contain a description of the main provisions of the Transaction Contracts, the Loan Agreement, and the Security Contracts. The Offerer shall obtain the approval of E.ON and


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                                                                               9


         Degussa for this description. The Offerer and E.ON shall endeavor to ensure that the positions of the Degussa Board of Management, Supervisory Board and Works Council are made known in the offer documentation.

2.4 RAG need not name the "Offerer", that is, RAG Projektgesellschaft mbH, as being the offerer, but, rather, shall have the right instead to identify itself, BG or any other subsidiary that it wholly owns as being the offerer.

3.       CONDITIONS PRECEDENT TO BE CONTAINED IN THE TENDER OFFER

3.1 The Tender Offer shall contain provisions stating that it will not take effect unless and until:

3.1.1 either the EU Commission and the competent antitrust authorities in the USA and Canada have expressly given their permission for the acquisition of the stake in Degussa and the Shareholders' Agreement with E.ON to proceed, or all applicable deadline periods for the imposition of prohibitions by the EU Commission and the antitrust authorities have elapsed without any prohibitions being imposed on the above-stated transactions;

3.1.2 the government of the Federal Republic of Germany and the government of the federal state (Land) of North Rhine-Westphalia have unconditionally approved both the RAG Projektgesellschaft mbH Tender Offer for Degussa AG and the Ruhrgas Purchase Agreement; and

3.1.3 the sale of RAG's holdings in Bergemann (which RAG owns indirectly via BG and EBV) to E.ON is completed in accordance with the provisions of the Ruhrgas Purchase Agreement.

3.2 The parties shall take all reasonable steps to ensure that the conditions precedent stated in clause 3.1 hereof are met.

3.3 The Tender Offer shall expressly provide that the condition precedent stated in clause 3.1.1 hereof must be met by March 31, 2003 at the latest, and the other conditions precedent by January 1, 2003; and that, failing this, the Tender Offer will not be completed.

3.4 The inclusion in the Tender Offer of additional conditions or the waiver of the conditions listed in clause 3.1 hereof requires the prior approval of E.ON; however,


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         as regards the condition precedent stated in clause 3.1.2 hereof, the
         Offerer has the right (but not the obligation) at any time to unilaterally waive the requirement that the government approvals be unconditional.

4.       SUBSTANTIVE CONTENT OF THE TENDER OFFER

4.1 The Tender Offer shall name as the consideration for the Degussa shares a money amount of Euro 38 (thirty-eight euro) per Degussa share (the "Offer Price").

4.2 The Offerer shall decide on the time limit for acceptance of the offer when drawing up the offer documents.

4.3 The earliest at which the Tender Offer can be completed is 10 bank working days following the date on which all the conditions precedent for the Tender Offer have been met.

5.       FINANCING FOR THE ACQUISITION OF THE STAKE IN DEGUSSA BY THE OFFERER

5.1 To secure financing for the Offerer's acquisition of the stake in Degussa, BG shall to the required extent deposit into the Offerer's reserves funds which BG receives on the basis of payment claims against E.ON (as its share of the purchase money from the sale of the stake in Ruhrgas) and on the basis of the Loan Agreement, as well as any additional funds that may be necessary.

5.2 The funds payable pursuant to BG's right to disbursement under the Loan Agreement and pursuant to BG's right to its share of the purchase price under the Ruhrgas Purchase Agreement shall be remitted directly to a separate account, which BG must nominate in good time, at Morgan Stanley Bank AG (the "Settlement Bank"), the Receiving and Exchange Agent for the technical settlement of the Tender Offer; said account must be pledged to the Settlement Bank as collateral to secure the financing of the Tender Offer. As soon as the funds are deposited, BG shall direct the Settlement Bank to transfer them to another separate account which the Offerer holds at the Settlement Bank, which the Offerer must nominate in sufficient time, and which must also be pledged as collateral to the Settlement Bank.


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6.       CONFIRMATION OF FINANCING PURSUANT TO SECTION 13 WPUG; RECOURSE
         AGREEMENT

6.1 BG, the Offerer, and Morgan Stanley Bank AG (the "Finance-Confirmation Bank") have entered into a settlement agreement, pursuant to which the Finance-Confirmation Bank undertakes, among other things, to give the confirmation of financing mandated by Section 13 of the German Securities Acquisition and Takeover Act (WpUG), on the basis of a recourse agreement ("Recourse Agreement"), a draft of which is attached hereto as Schedule 6.1. E.ON and BG shall sign the Recourse Agreement as soon as this Framework Agreement has been duly signed and notarized.

6.2      BG shall pay the costs of the confirmation of financing.

7.       NATURE AND EXTENT OF ACCEPTANCE OF THE TENDER OFFER BY E.ON

7.1 Notwithstanding anything in clause 7.2 hereof, E.ON, CVAG and E.ON VG are entitled and obligated to accept the Tender Offer within the extended acceptance period provided by Section 16(2) of the German Securities Acquisition and Takeover Act (WpUG) to the extent necessary to enable them to sell to the Offerer as many Degussa shares at the Offer Price as are necessary to ensure that

         - when taken together with the Degussa shares already sold by minority shareholders who have accepted the Tender Offer, the Tender Offer gives the Offerer a controlling interest in Degussa within the meaning of Section 29(2) of the German Securities Acquisition and Takeover Act (WpUG) (at least 30% of the Degussa voting rights), and

         - the Offerer and E.ON (including CVAG and E.ON VG), at the end of the first acquisition phase, each have equal stakes in Degussa.

7.2 E.ON, CVAG and E.ON VG hereby irrevocably waive acceptance of the Tender Offer if and to the extent that the number of shares transferred by their acceptance would exceed the parameters defined in clause 7.1 hereof. Prior to any acceptance, E.ON, CVAG and E.ON VG shall reach agreement among themselves as to the internal distribution of the shares to be sold.

7.3 E.ON, CVAG and E.ON VG shall be entitled to payment from the Offerer for the shares they have sold to the Offerer on the basis of their acceptance of the Tender


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                                                                              12


         Offer only once E.ON has met its payment obligations to BG arising out of the Ruhrgas Purchase Agreement.

7.4 RAG shall ensure that, 36 hours prior to the end of the extended acceptance period provided by Section 16(2) of the German Securities Acquisition and Takeover Act (WpUG), the Offerer informs E.ON of the number of Degussa shares sold as of that time by minority shareholders who have accepted the Tender Offer. E.ON, or in lieu of E.ON a bank to whom E.ON has issued irrevocable instructions, and the Settlement Bank shall determine the number of shares that E.ON, CVAG and E.ON VG must sell by means of acceptance of the Tender Offer and the time at which said shares must be sold. E.ON, CVAG and E.ON VG shall not submit their Degussa shares for sale via Clearstream Banking AG, but rather shall deposit them separately with the Settlement Bank, provided that this is permitted by law, is technically feasible and accords with the wishes of the Settlement Bank, and provided that the Settlement Bank is able to perform delivery-versus-payment settlement with or without the involvement of Clearstream Banking AG.

8.       ADJUSTMENT TO ENSURE EQUAL STAKES

         Immediately after expiration of the extended acceptance period, the Offerer and E.ON shall, as between themselves, adjust their respective holdings in Degussa to the extent necessary, first, to give the Offerer control over Degussa within the meaning of Section 29 of the German Securities Acquisition and Takeover Act (WpUG) and, secondly, to ensure that the Offerer and E.ON have equal stakes in Degussa.

9.       WARRANTY

         Subject to the exclusion of all warranty claims provided by statute, E.ON, CVAG and E.ON VG hereby warrant and represent that the Degussa shares they sell the Offerer are fully paid-up, are their property, and, except for the rights described in Degussa's Bylaws, are not encumbered by third-party rights. E.ON, CVAG and E.ON VG give no other warranties and make no other representations.


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                         III. FORWARD PURCHASE CONTRACT

10.      FORWARD PURCHASE CONTRACT

         RAG, BG, the Offerer and E.ON shall on this day enter into a Forward Purchase Contract as per the draft agreement attached hereto as
         Schedule 10. By this agreement the Offerer will on May 31, 2004, acquire from E.ON additional Degussa shares at the Offer Price and thereby increase the Offerer's stake in Degussa.

                    IV. LOAN AGREEMENT AND SECURITY CONTRACTS

11.      LOAN AGREEMENT AND SECURITY CONTRACTS

11.1 BG shall no later than May 21, 2002, sign a Loan Agreement worded largely as per the draft attached hereto as Schedule
         11.1 (but, if necessary, with clarification of clause 3.1.2, "Completion of the sale of RAG's holdings in Bergemann"), by means of which the Banks will grant BG a loan of up to Euro 2
         (two) billion by way of bridging finance for the acquisition of the stake in Degussa, and which the Banks named therein have already signed.

11.1.1 The provisions of the Loan Agreement relating to collateral stipulate that a percentage of the Degussa shares must remain available to the public (free float). Therefore, in order to give effect to the Loan Agreement, the Offerer and E.ON shall keep each other informed as to the number of voting rights in Degussa each of them hold at any given time; E.ON's part of this obligation extends to CVAG and E.ON VG. In addition, if either the Offerer or E.ON becomes aware that shareholders other than those named above in this clause have, in accordance with the German Securities Trading Act (WpHG), given notice that they hold 5% of the voting rights in Degussa, or that they have reached, exceeded, or fallen below this 5% threshold (hereinafter referred to as "Material Shareholders"), then that party (the Offerer or E.ON) shall notify the other.

11.1.2 If, during the term of the Loan Agreement, the proportion of voting rights held by free-float shareholders (all shareholders apart from the E.ON shareholders and the RAG shareholders--as defined in the Shareholders' Agreement--and the Material Shareholders) should fall below 10% of total voting rights in Degussa, then, as between the Offerer and E.ON, the free float in Degussa shall be deemed to have


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         fallen below 10% and the Offerer and E.ON shall be required to immediately and jointly issue written instructions to the Agent (as defined in the Loan Agreement), directing said Agent to apply a notional market value for the Degussa shares--in lieu of the then current stock-exchange price stipulated by clause 10.2.3 of the Loan Agreement--when calculating the amount required to equalize the difference in prices (as defined by the Loan Agreement).

11.1.3 In all other respects BG and E.ON shall cooperate in good faith in order to give effect to the Loan Agreement. The mechanism created by clauses 11.1.1 and 11.1.2 hereof shall lapse once all sums owed to the Banks under the Loan Agreement have been repaid.

11.2 RAG, BG, the Offerer and E.ON shall without delay as soon as this Framework Agreement has been duly signed and notarized sign the Security Contracts attached hereto as Schedule 11.2 and listed herein below, provided in each case that they are parties to the contracts in question:

         - the option contract (the "Option Contract") between E.ON, Deutsche Bank Luxembourg S.A. and Morgan Stanley Senior Funding, Inc.;

         - the Security Transfer Agreement (over shares) between the Offerer and Deutsche Bank Luxembourg S.A.;

         - the Bank-Account Pledge Contract between BG, the Offerer, Deutsche Bank Luxembourg S.A., Morgan Stanley Senior Funding, Inc. and other banks;

         - the Guarantee Agreement between E.ON, Deutsche Bank Luxembourg S.A. and Morgan Stanley Senior Funding, Inc., and a written guarantee request from BG and the Offerer to E.ON.

11.3 If the Banks exercise their rights under the Option Contract to sell to E.ON the Degussa shares described in said Option Contract, then E.ON shall have the right to acquire from RAG, BG and the Offerer the Degussa shares that they hold (including any Degussa shares released pursuant to the Security Contracts) at the Offer Price stated in clause
         4.1 hereof plus interest at the rate of 5% p.a. accrued as from the date when the Tender Offer was implemented, and less dividends paid by Degussa to RAG, BG or the Offerer. RAG will ensure that this right can be exercised against other RAG Group companies who hold Degussa shares.


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                                                                              15


                           V. SHAREHOLDERS' AGREEMENT

12.      SHAREHOLDERS' AGREEMENT

         RAG, the Offerer, E.ON, CVAG and E.ON VG shall on this day enter into a Shareholders' Agreement as per the draft attached hereto as Schedule
         12. The Shareholders' Agreement will not be effective until the Tender Offer has been completed.

                                VI. MISCELLANEOUS

13. PROVISIONS TO BE APPLIED IN THE EVENT THAT THE RUHRGAS PURCHASE AGREEMENT IS RESCINDED

13.1 If the Ruhrgas Purchase Agreement is rescinded, then the Offerer shall be entitled and obligated to sell back to E.ON or a third party named by E.ON the Degussa shares that the Offerer had acquired from E.ON, CVAG and E.ON VG; in which case, said shares shall be sold back at the Offer Price plus interest at the rate of 5% p.a., calculated as from the time when said shares were acquired by the Offerer, less the amount of any dividends paid by Degussa to the Offerer.

13.2 If the Ruhrgas Purchase Agreement is rescinded, E.ON shall then endeavor to help RAG obtain the remaining Degussa shares.

13.3 If the Ruhrgas Purchase Agreement is rescinded, then E.ON, or the third party nominated by E.ON, shall be obligated to remit to the Agent defined in the Loan Agreement in accordance with the special-repayment provisions contained in the Loan Agreement the amount that E.ON, or the third party nominated by E.ON, owes on the basis of the buy-back arising from the rescission. If E.ON has nominated a third party, then E.ON shall be liable for ensuring that said third party performs E.ON's obligations as defined in the preceding sentence. The Offerer hereby gives its approval for this remittance by E.ON or by the third party nominated by E.ON (Section 362(2) German Civil Code (BGB).


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14.      DUTIES OF THE PARTIES TO SUPPORT THE TENDER OFFER

14.1 The Parties undertake to do everything within their power to facilitate all the processes and procedures imposed by competition and anti-trust laws in respect of the transactions governed by the Transaction Contracts. In particular, the Parties shall take all reasonable steps to ensure that said transactions are approved by the competition and anti-trust authorities.

14.2 E.ON shall not take any measures that may jeopardize the success of the Tender Offer.

15.      CHANGE OF PARTIES

15.1 Unless already provided in this Framework Agreement or in one of the contracts in the Schedules hereto, or agreed upon with the Settlement Bank in connection with the assignment of individual claims and rights owned by RAG, BG or the Offerer, the transfer of status as a party to this Framework Agreement or to one of the Other Transaction Contracts, and the assignment of individual claims or rights under the Transaction Contracts shall require the prior written approval of the other Parties, notwithstanding any provisions to the contrary in the Transaction Agreements. This requirement for approval shall also apply to transfers and assignments to affiliated companies except in cases where the transfer or assignment does not impair the legal or commercial position of the other parties.

15.2 The immediate and any subsequent successors in title shall likewise be required to accept the duties and obligation hereby imposed.

16.      PUBLICATIONS AND DUTIES OF NON-DISCLOSURE

16.1 Unless there is as a duty of disclosure imposed by statute or capital-market rules, each party to the Transaction Contracts shall keep secret from third parties all confidential matters of which it gains knowledge in its capacity as a party to the Transaction Contracts, particularly the negotiations undertaken in relation to these matters and the resolutions adopted by the shareholders of the Parties in relation to these matters.

16.2 E.ON and RAG shall coordinate all press statements and other public announcements regarding the transactions governed by the Transaction Contracts, the Loan


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                                                                              17


         Agreement, the Recourse Agreement, and the Security Contracts in such a way that each of these two parties affords the other sufficient opportunity to review each such public announcement and put forward counterproposals. The Parties shall endeavor to reach agreement on the content of all public announcements. Wherever permissible by law, the same shall apply, mutatis mutandis, in respect of ad-hoc disclosure notices (ad-hoc-Mitteilungen) issued by E.ON pursuant to its duties of ongoing disclosure under the German Securities Trading Act (WpHG).

17.      COSTS

         With the exception of the costs of the Tender Offer procedures, and notwithstanding any separate provisions in the Other Transaction Contracts, E.ON and BG shall each pay half the costs of notarizing and implementing the Transaction Contracts. Each party shall pay the costs of their own consultants and advisors.

18.      ARBITRATION CLAUSE

         All disputes arising out of or in connection with the Transaction Contracts or relating to their validity shall be settled finally and bindingly in accordance with the Rules of Arbitration of the German Institution of Arbitration (DIS) and without recourse to the ordinary courts of law. The venue for arbitration proceedings is Dusseldorf, Germany. Each dispute shall be heard by a panel of three arbitrators. If the parties are unable to agree on the appointment of the presiding arbitrator, the presiding arbitrator shall be appointed by the President of the Upper Regional Court (OLG), Dusseldorf.

19.      APPLICABLE LAW

         The Transaction Contracts shall be governed by the laws of the Federal Republic of Germany.

20.      FINAL PROVISIONS

20.1 The Transaction Contracts supersede and replace all prior oral or written agreements between the Parties that deal with subject matter of this Framework Agreement; the Heads of Agreement is the sole exception to this. There are no collateral agreements.

20.2 RAG is liable for the performance of all the obligations owed by BG, EBV, the Offerer, and their successors in title under the Transaction Contracts as if RAG itself


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                                                                              18


         were (the sole) party to said contracts. Dispositions of Degussa shares within the RAG Group are subject to clause 6.2 of the Shareholders' Agreement.

20.3 E.ON is liable for the performance of all the obligations owed by CVAG, E.ON VG, and their successors in title under the Transaction Contracts as if E.ON itself were (the sole) party to said contracts. Dispositions of Degussa shares within the E.ON Group are subject to clause 6.2 of the Shareholders' Agreement.

20.4 If there are any conflicts between this Framework Agreement and the Other Transaction Contracts or the Heads of Agreement, or if there are any uncertainties as to construction and interpretation, then this Framework Agreement shall take precedence.

20.5 Any additions and amendments to this Framework Agreement must be in writing unless notarization is required. The same applies to any changes to this clause.

20.6 If any provision of the Transaction Contracts should be or become invalid or unenforceable, whether wholly or in part, then that provision shall be severed, and the remaining provisions of the Transaction Contracts shall remain valid and enforceable. The same shall apply if any of the Transaction Contracts contains a gap or gaps. The parties shall cure the invalid or unenforceable provision or gap by substituting a valid and enforceable provision which as nearly as permissible by law approximates that which the Parties intended or, judging by the spirit and intent of the Transaction Contracts, would have intended if they had turned their minds to the point at issue when entering into the Transaction Contracts or, subsequently thereto, when adding a provision to the Transaction Contracts. This shall apply even if the invalidity of a provision relates to a scope of service or a time parameter (deadline period or deadline date); in such cases, the Parties shall cure the invalid scope of service or time parameter by substituting a valid scope of service or time parameter which as nearly as possible approximates the intended scope of service or time parameter.




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IN WITNESS WHEREOF, I, the undersigned Notary Public, read this written record and the attached Schedules to the persons appearing, who then indicated their approval and acceptance of this written record by signing the same in their own hand, whereupon I signed the same in my own hand and affixed my official seal.

Done in Basel, on this day, May the twentieth, two-thousand-and-two.





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                                                --------------------------------
                                                Stephan Cueni, Notary Public


                REGISTER OF NOTARIAL INSTR., REC. NO. 2002/213 CU

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Register of Notarial Instr., Rec. No. 2002/213



                REGISTER OF NOTARIAL INSTR., REC. NO. 2002/213 CU